As filed with the Securities and Exchange Commission on March 4, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

News Corporation

(Exact name of Registrant as specified in its charter)

Delaware	2711	26-0075658
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1211 Avenue of the Americas

New York, NY 10036

(212) 852-7000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Lawrence A. Jacobs, Esq.

News Corporation

1211 Avenue of the Americas

New York, NY 10036

(212) 852-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Amy Bowerman Freed, Esq. Hogan & Hartson L.L.P. 875 Third Avenue New York, NY 10022 (212) 918-3000	Lou R. Kling, Esq. Howard L. Ellin, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036-6522 (212) 735-3000

Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable after this Registration Statement becomes effective and all other conditions to the consummation of the transaction described herein have been satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-121925

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering Price (2)	Amount of registration fee (2)
News Corporation Class A common stock, par value $0.01 per share (including the associated preferred stock purchase rights) (3)	24,472,000	N/A	5,427,540,000	$638,822	*

*	Previously paid

(1)	This Registration Statement relates to the Registration Statement on Form S-4 filed by News Corporation (“News Corporation”) on January 10, 2005 (Registration No. 333-121925), as amended (the “Prior Registration Statement”) and covers 24,472,000 additional shares of News Corporation Class A common stock, par value $0.01 per share, issuable in connection with the exchange offer for shares of Fox Entertainment Group, Inc. (“Fox”) Class A common stock, par value $0.01 and the related short-form merger. The number of shares being registered hereunder is calculated as the product of (i) the maximum number of shares of Fox Class A common stock (other than shares held by News Corporation or its subsidiaries) that may be exchanged in the exchange offer or cancelled in the merger (174,800,000 shares) (“Exchangeable Fox Shares”), and (ii) the exchange ratio announced on March 3, 2005 (2.04), less (iii) the number of shares registered under the Prior Registration Statement (332,120,000 shares) pursuant to the prior exchange ratio.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(c) of the Securities Act of 1933, as amended, based on the market value of Fox Class A common stock to be received in the exchange offer and the related short form merger, which is equal to the product of (i) $31.05 (the average of the high and low sale prices of Fox Class A common stock on January 6, 2005 on the New York Stock Exchange), and (ii) 174,800,000 (the Exchangeable Fox Shares). The proposed maximum aggregate offering price of securities to be sold under this Registration Statement is the same as in the Prior Registration Statement. In accordance with Rule 462(b) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price of securities eligible to be sold under the Prior Registration Statement ($5,427,540,000) is carried forward to this Registration Statement. Accordingly, no additional registration fee is required.

(3)	The preferred stock purchase rights, which are attached to the shares of News Corporation being registered hereunder, will be issued for no additional consideration. Accordingly, no additional registration fee is required.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement is being filed to register additional shares of News Corporation (the “Company”) Class A common stock, par value $0.01 per share (including the associated preferred stock purchase rights) pursuant to Rule 462(b) and General Instruction K to Form S-4, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 10, 2005, as amended, (File No. 333-121925), which was declared effective by the Commission on January 31, 2005, and including the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

(a) The following Exhibits are filed herewith unless otherwise indicated:

EXHIBIT INDEX

Number	Description

5.1	Opinion of Hogan & Hartson L.L.P. regarding News Corporation Class A common stock.

23.1	Consent of Ernst & Young LLP regarding News Corporation.

23.2	Consent of Ernst & Young LLP regarding Fox Entertainment Group, Inc.

23.3	Consent of Ernst & Young LLP regarding Gemstar-TV Guide International, Inc.

23.4	Consent of Deloitte & Touche LLP regarding The DIRECTV Group, Inc.

23.5	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (Previously filed with News Corporation’s Registration Statement on Form S-4 dated January 10, 2005 (File No. 333-121925)).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 4th day of March, 2005.

NEWS CORPORATION

By:	/S/ LAWRENCE A. JACOBS
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 4, 2005.

Signature	Title

* K. Rupert Murdoch	Director, Chairman and Chief Executive Officer (Principal Executive Officer)

* David F. DeVoe	Director and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Chase Carey	Director

* Peter Chernin	Director

Lachlan K. Murdoch	Director

* Arthur M. Siskind	Director

Signature	Title

Peter Barnes	Director

* Kenneth E. Cowley	Director

* Viet Dinh	Director

* Roderick I. Eddington	Director

* Andrew S. B. Knight	Director

* Thomas J. Perkins	Director

* Stanley S. Shuman	Director

John L. Thornton	Director

*	The undersigned by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

By:	/S/ LAWRENCE A. JACOBS
Lawrence A. Jacobs Attorney-in-Fact

EXHIBIT INDEX

Number	Description

5.1	Opinion of Hogan & Hartson L.L.P. regarding News Corporation Class A common stock.

23.1	Consent of Ernst & Young LLP regarding News Corporation.

23.2	Consent of Ernst & Young LLP regarding Fox Entertainment Group, Inc.

23.3	Consent of Ernst & Young LLP regarding Gemstar-TV Guide International, Inc.

23.4	Consent of Deloitte & Touche LLP regarding The DIRECTV Group, Inc.

23.5	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (Previously filed with News Corporation’s Registration Statement on Form S-4 dated January 10, 2005 (File No. 333-121925)).